Exhibit 99.1

Viveve® Announces First Quarter Financial Highlights

Company achieves record quarter sales and significantly increases installed base of Viveve Systems for non-surgical treatment of vaginal laxity

SUNNYVALE, California – April 19, 2016 -- Viveve Medical, Inc. ("Viveve") (OTCQB: VIVMD), a medical technology company focused on women's health, today announced top-line financial results for the quarterly period ended March 31, 2016.

Financial Result Highlights

For the quarterly period ended March 31, 2016, total revenue from the sale of 33 Viveve Systems and 474 disposable treatment tips is expected to be approximately $1.3 million - a 73% increase over total revenue for the quarterly period ended December 31, 2015.

“We now have a total commercial installed base of 75 Viveve Systems around the world. We anticipate further increases in our installed base throughout 2016 as we continue to achieve regulatory clearances in additional countries,” said Scott Durbin, chief financial officer of Viveve.

“We believe this quarter’s financial highlights demonstrate the demand we are seeing for a safe, non-invasive and clinically proven treatment for vaginal laxity. In addition, we anticipate the results from our Viveve I clinical study, which we look forward to sharing in the near future, will further validate the clinical safety and efficacy of our technology and its use in treating a condition that affects millions of women worldwide,” said Patricia Scheller, chief executive officer of Viveve.

Viveve cautions that its anticipated revenue results are preliminary based on the most current information available and are subject to completion of the consolidated financial statements for the first quarter of 2016. The company anticipates reporting its first quarter financial results in May 2016.

About Viveve

Viveve Medical, Inc., is a women's health company passionately committed to advancing new solutions to improve women's overall well-being and quality of life. The company's lead product, the globally patented Viveve System, is a non-surgical, non-ablative medical device that remodels collagen and restores tissue with only one treatment session. The Viveve System treats the condition of vaginal laxity that can result in decreased physical sensation and sexual satisfaction. Physician surveys indicate that vaginal laxity is the number one post-delivery physical change for women, being more prevalent than weight gain, urinary incontinence or stretch marks. The Viveve Treatment uses patented, reverse-thermal gradient radiofrequency technology to tighten vaginal tissue in one 30-minute out-patient treatment in a physician's office. The Viveve System has received regulatory approval in many countries throughout the world and is available through physician import license in Japan. It is currently not available for sale in the U.S. For more information, please visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements." Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change and we cannot guarantee future events, results, actions, levels of activity, performance or achievements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

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